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EXHIBIT 24.1

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors (each, a "Signatory") of GenVec, Inc., a corporation organized under the laws of the state of Delaware (the "Company"), hereby constitutes and appoints Paul H. Fischer, Jeffrey W. Church and Steven Kaplan (each, an "Agent", and collectively, "Agents") or any of them, his true and lawful attorney-in-fact and agent for and in his name, place and stead, in any and all capacities, to sign the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

Signature	Title	Date

/s/Paul H. Fischer Paul H. Fischer, Ph.D.	Director and Chief Executive Officer	March 28, 2003
/s/Jeffrey W. Church Jeffrey W. Church	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	March 28, 2003
/s/David P. Wright David P. Wright	Director, President and Chief Operating Officer	March 28, 2003
/s/Herbert J. Conrad Herbert J. Conrad	Director	March 28, 2003
/s/Barbara Hackman Franklin Barbara Hackman Franklin	Director	March 28, 2003
/s/Wayne T. Hockmeyer, Ph.D. Wayne T. Hockmeyer, Ph.D.	Director	March 28, 2003
/s/William N. Kelley, M.D. William N. Kelley, M.D.	Director	March 28, 2003
/s/John H. Landon John H. Landon	Director	March 28, 2003
/s/Louis M. Sherwood, M.D. Louis M. Sherwood, M.D.	Director	March 28, 2003
/s/Wendell Wierenga, Ph.D. Wendell Wierenga, Ph.D.	Director	March 28, 2003
/s/ Harold R. Werner Harold R. Werner	Director	March 28, 2003

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  EXHIBIT 24.1
POWER OF ATTORNEY